Exhibit 14.5

Consent of independent accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of National Grid Transco plc (File numbers 333-33094, 333-65968, 333-97249, 333-103768 and 333-107727) of our report dated May 28, 2004 relating to the financial statements of Energis Polska Sp. z o.o. for the year ended December 31, 2001 which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Sp. z o.o.

PricewaterhouseCoopers Sp. z o.o.
Warsaw, Poland
June 16, 2004